AMERICAN
RESOURCES CORPORATION

American Resources Corporation Selects Dykema Gossett PLLC for Federal Government Relations Services for Rare Earth Elements

Leading national law firm, born from the auto industry, will represent the Company and its wholly owned subsidiary, American Rare Earth

Company focused on federal government relations to enhance efficiencies in reestablishing domestic supply chain of critical elements

December 9, 2020 | **Source**: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / December 9, 2020 / American Resources Corporation (NASDAQ:AREC) ("American Resources" or the "Company"), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced the selection of Dykema Gossett PLLC ("Dykema") to represent the Company with federal government relations services. Dykema will primarily be assisting the Company with its efforts to broaden its relationships with federal policy makers and federal funding sources regarding its unique and environmentally positive process of extracting rare earth elements and critical material from coal-based deposits.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, "We're thrilled to be teaming up with Dykema. We feel this relationship is a perfect fit given Dykema's history and long-standing representation within the steel and auto sectors, particularly given that the electric vehicle will likely be a large driver of the growth in our market for the foreseeable future. Given the United States' transition away from coal-based and fossil fuels, and its desire to further advance a 'greener' economy, it is ever so important for the U.S. to reestablish a secure, reliable and sustainable domestic supply of rare earth elements and critical materials necessary to do so. Our partnership with Dykema represents our commitment to further expanding upon our current technology and processes to efficiently bring rare earth production back to the United States. We are excited to showcase our collaborative efforts, innovation and forward thinking that we have put together amongst private industry, the scientific community, academia and government."

Dykema Gossett PLLC is a leading national law firm with nearly 400 professionals in thirteen offices nationwide. Dykema's roots began with its representation of some of the nation's largest steel corporations and was founded in the birthplace of the North American auto industry. Dykema has over 85 years of experience serving the auto industry, which is now increasingly connected to the rare earth element sector. With a highly developed bipartisan network, Dykema's Federal Government Relations practice is perfectly situated with the legislative and regulatory process and the impact rare earth elements and a secure domestic supply chain can have on the next generation of the auto industry.

Recognizing the need to onshore rare earth element and critical mineral production and processing, the federal government issued "A Federal Strategy to Ensure Secure and Reliable

Supplies of Critical Minerals" in December 2017. Since then, the federal government, through the U.S. Department of the Interior (DOI), U.S. Department of Energy (DOE), and the U.S. Department of Defense (DOD), has taken steps to carry out this directive. In 2019, the United States Congress began providing more robust funding for research and development of rare earth and critical minerals, particularly from coal-based sources. In July 2019, the federal government proclaimed that domestic production, separation and manufacturing of rare earth elements is "essential to the national defense of the U.S. Most recently, in September 2020, the White House proclaimed a national emergency to address the threat of relying on imports for critical materials. As such, the federal government has since ordered its various agencies, to direct resources to develop commercial mining, processing and supply chain capabilities, as well as promote future research, responsible mineral sourcing, labor and business practices, while at the same time reducing dependence on antiquated mining standards.

American Resources continues to focus on running efficient streamlined operations to economically deliver raw materials in the most sustainable ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the modern infrastructure markets it serves.

About Dykema

Dykema serves business entities worldwide on a wide range of complex legal issues. Dykema lawyers and other professionals in 13 U.S. offices work in close partnership with clients – from start-ups to Fortune 100 companies – to deliver outstanding results, unparalleled service and exceptional value in every engagement.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.

These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation's control. The words "believes", "may", "will", "should", "would", "could", "continue", "seeks", "anticipates", "plans", "expects", "intends", "estimates", or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation